UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 1, 2016
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

(410) 970-7800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2016, GSE Systems, Inc. (the "Company") announced that its board of directors has appointed Emmett A. Pepe as Chief Financial Officer of the Company, effective July 1, 2016. Mr. Pepe is succeeding the prior Chief Financial Officer of the Company, Jeffery Hough, who will continute to work with the with the Company during a transition period. A copy of the press release announcing the appointment of Mr. Pepe is being furnished with this Form 8-K as Exhibit  99.1.

Mr. Pepe, age 51, joins the Company from MicroStrategy, Inc., a publicly-traded enterprise-analytics, mobile and security software company, where he was the Senior Vice President Finance and Worldwide Controller since 2012, overseeing MicroStrategy's financial activities, including accounting, financial reporting, tax and treasury. From 2007 to 2012, Mr. Pepe served as Vice President Accounting and Corporate Controller for BroadSoft, Inc., a software and services company that enables telecommunications service providers to deliver hosted, cloud-based unified communications to their enterprise customers.  While at BroadSoft, Mr. Pepe was responsible for overall global accounting, SEC reporting, tax, treasury, human resources and facilities and was part of the executive management team that took BroadSoft public in 2010. Mr. Pepe has also held a number of senior financial leadership positions with various other companies including Software AG, webMethods, Inc., British Telecom Inc., Concert Communications Company and MCI Communications Corporation. Mr. Pepe has a Bachelor of Science degree in Accounting from Penn State University and is a Certified Public Accountant.

In connection with his appointment as the Company's Chief Financial Officer, the Company entered into an employment agreement with Mr. Pepe, dated July 1, 2016 (the "Agreement"). Under that Agreement, Mr. Pepe will serve as the Chief Financial Officer of the Company for a term ending on December 31, 2018. The term will automatically extend for an additional one year period on each December 31, starting December 31, 2018, unless either Mr. Pepe or the Company decides not to extend the term. The Company will pay Mr. Pepe a base salary of $250,000, and Mr. Pepe is eligible for a bonus of up to 40% of his base salary, subject to achievement of annual performance goals determined by the board of directors. Mr. Pepe is entitled to participate in all employee benefits available to senior executives or employees of the Company. During the term of the Agreement, and for a one year period following termination of the Agreement, Mr. Pepe shall not compete with the Company or solicit employees or customers of the Company.

If the Company terminates Mr. Pepe's employment for a reason other than death, Disability or Cause, or if Mr. Pepe terminates his employment for Good Reason (as such terms are defined below), then Mr. Pepe will receive his base salary and benefits for a period of six (6) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date that annual bonuses are paid to similarly situated employees but no later than two and one-half months following the end of the calendar year in which the termination occurs, a bonus equal to the sum of his bonus if he had been employed for the full year and the pro-rated amount through his date of termination. If Mr. Pepe terminates his employment for Good Reason within twelve months following a Change of Control (as defined below) of the Company, then Mr. Pepe will receive his base salary and benefits for a period of six (6) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to 50% of the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.

Mr. Pepe was also granted 200,000 performance-restricted stock units ("RSUs"), the terms of which are described in a Restricted Share Unit Agreement, dated July 1, 2016 (the "Grant").  The Grant provides that the RSUs are payable in shares of the Company's common stock, subject to vesting based on the volume weighted average price ("VWAP") of the Company's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, as follows:

If 30 consecutive day VWAP is	the following number of shares will vest
$2.50	48,000
$3.25	48,000
$4.25	48,000
$6.00	56,000

Any RSUs that have not vested on or before December 31, 2022 will expire. In addition, any unvested RSUs will terminate upon termination of Mr. Pepe's employment except as follows:

If employment is terminated other than due to death, Disability, Cause or Good Reason within the following dates…	the indicated percentage of then unvested RSUs will vest as stated below:
On or before July 1, 2017	75%
After July 1, 2017, but before July 1, 2018	65%
On or before July 1, 2019	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%

As defined in the Agreement, termination for "Disability" may occur upon 30 days' prior written notice if Mr. Pepe has been unable to perform his duties on a full-time basis for 3 consecutive months or for 180 days in any 12 month period due to physical or mental illness. Termination for "Cause" includes: willful and continued failure by Mr. Pepe to perform his duties (other than as a result of incapacity) after 30 days' written notice and opportunity to cure; his willful engaging in misconduct that has a materially adverse effect on the Company's business or prospects; his felony conviction or plea of no contest to a crime involving moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Agreement.  Mr. Pepe may terminate his employment for "Good Reason" if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary or bonus are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or the Company materially breaches the Agreement.

Pursuant to the Grant, if the Company undergoes a Change of Control (as defined below) either (i) by reason of a change in the majority ownership of the Company's voting stock following which Mr. Pepe terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation or fundamental transaction, then, in lieu of the vesting described in the paragraph immediately above, Mr. Pepe's unvested RSU's will vest as follows:

If the Change of Control occurs within the following dates…	the indicated percentage of then unvested options will vest as stated below:
Before July 1, 2019	100%
On or after July 1, 2019	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%
On or after July 1, 2019	If VWAP is less than or equal to$2.50 for the ten trading day period ending immediately prior to the date of termination, 0%

As defined in the Agreement, a "Change of Control" occurs if either of the following events occur:  (1) there is a change in the majority ownership of the Company's voting stock; or (2) the stockholders of the Company approve:  (a) a plan of complete liquidation of the Company; (b) an agreement for the sale of all or substantially all the Company's assets; or (c) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

A copy of the Agreement is attached hereto as Exhibit 99.2 and a copy of the Grant is attached hereto as Exhibit 99.3, and each is incorporated herein by reference. The foregoing summaries of the Agreement and the Grant do not purport to be complete and are qualified in their entirety by reference to the attached Agreement and the Grant.

Item 9.01.	Financial Statements and Exhibits.
99.1	Press Release, dated July 5, 2016, announcing appointment of Emmett A. Pepe as Chief Financial Officer
99.2	Employment Agreement, dated July 1, 2016, between GSE Systems, Inc. and Emmett A. Pepe
99.3	Restricted Share Unit Agreement, dated July 1, 2016, between GSE Systems, Inc. and Emmett A. Pepe

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: July 5, 2016